UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 15, 2005


                             ESCO TECHNOLOGIES INC.
                (Exact Name of Registrant as Specified in Charter)


Missouri                               1-10596                      43-1554045
(State or Other                      (Commission              (I.R.S. Employer
Jurisdiction of Incorporation)       File Number)          Identification No.)



9900A Clayton Road, St. Louis, Missouri                             63124-1186
(Address of Principal Executive Offices)                            (Zip Code)



        Registrant's telephone number, including area code: 314-213-7200

Item 1.01 Entry into a Material Definitive Agreement

1. The Company has historically established bonus targets and awarded the executive officers annual cash incentive compensation ("bonuses") under its Performance Compensation Plan (the "Existing Plan"). Commencing with fiscal year 2006, and subject to shareholder approval of the Incentive Compensation Plan For Executive Officers (the "ICP") described below in paragraph 3, the Company proposes to divide each executive officer's bonus target between two plans, one the Existing Plan and the other the ICP. Actual bonus payments shall be determined and paid utilizing evaluation criteria approved by the Human Resources and Compensation Committee (the "Committee") of the Board of Directors of the Company.

2. Accordingly, under the Existing Plan, the Committee, on December 15, 2005, confirmed its approval of the fiscal year 2006 bonus targets for the executive officers of the Company, as follows: V.L. Richey and C.J. Kretschmer--20% of fiscal 2006 total cash compensation; G.E. Muenster and A.S. Barclay--15% of fiscal 2006 total cash compensation. The Committee also approved the fiscal year 2006 evaluation criteria for the determination of the actual Existing Plan bonuses to be paid to the executive officers after the end of the fiscal year. Under the Existing Plan, the Committee will evaluate and measure the performance of the executive officers based on the achievement of various Company and individual objectives, weighted as follows: operating results--20%; shareholder value--30%; economic profit improvement--10%; growth--10%; and individual objectives--30%. The actual bonuses to be paid under the Existing Plan may vary from the bonus targets depending on the extent to which performance exceeds or falls below the evaluation criteria established by the Committee.

3. In addition, under the proposed ICP, which was approved by the Committee on November 9, 2005 (and which is expected to be approved by shareholders at the Company's Annual Meeting on February 2, 2006), the Committee conditionally approved the fiscal year 2006 bonus targets for the executive officers, as follows: V.L. Richey and C.J. Kretschmer-20% of fiscal year 2006 total cash compensation; G.E. Muenster and A.S. Barclay-15% of fiscal 2006 total cash compensation. The actual bonuses to be paid under the ICP may vary from the bonus targets based upon the application of the fiscal year 2006 ICP earnings per share matrix, as approved by the Committee.


                                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ESCO TECHNOLOGIES INC.



Dated:  December 21, 2005                     By:  /s/ G.E. Muenster
                                                   -----------------
                                                   G.E. Muenster
                                                   Senior Vice President and
                                                   Chief Financial Officer